Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Claire’s Stores, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
July 13, 2011
Miami, Florida
Certified Public Accountants